                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.1a-11(c) or Section
        240.1a-12


                            KANEB SERVICES, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                            KANEB SERVICES, INC.
                 ------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
        14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

        1) Title of each class of securities to which transaction applies:

        2)       Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11;*

        4)       Proposed maximum aggregate value of transaction:

        *Set forth amount on which the filing is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount previously paid:

         2)      Form, Schedule or Registration Statement No.:

         3)      Filing Party:

         4)      Date Filed:


Notes:

                              KANEB SERVICES, INC.
                         2435 North Central Expressway
                            Richardson, Texas 75080

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 30, 1996



To the Stockholders of  Kaneb Services, Inc.:

        Notice is hereby given that the Annual Meeting of Shareholders of Kaneb Services, Inc., a Delaware corporation (the "Company") will be held at 321 Seventeenth Street, Denver, Colorado 80202, at 9:00 A.M., Mountain Time, on May 30, 1996, for the following purposes:

        (1)      to elect a Board of Directors; and,

        (2) to transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on March 29, 1996, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

        Stockholders are cordially invited to attend the meeting in person. Those who will not attend and who wish their stock voted are requested to sign, date and promptly mail the enclosed proxy for which a stamped return envelope is provided.

                                         By Order of the Board of Directors



                                         Howard C. Wadsworth
                                         Vice President, Treasurer and Secretary



Richardson, Texas
April 12, 1996



   WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN,
    DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY.  IF YOU ATTEND THE MEETING,
                  YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY

                            KANEB SERVICES, INC.

                               PROXY STATEMENT
                                     FOR
                       ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD MAY 30, 1996

                       ------------------------------

                  SOLICITATION AND REVOCABILITY OF PROXIES

        This Proxy Statement is furnished in connection with the solicitation of proxies of the holders of the common stock, no par value (the "Common Stock"), of Kaneb Services, Inc. (the "Company") on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 30, 1996, at 321 Seventeenth Street, Denver, Colorado 80202, at 9:00 A.M., Mountain Time, or at any adjournment of such meeting. Copies of the accompanying Notice of Annual Meeting of Stockholders (the "Notice"), Proxy Statement and form of proxy are being mailed to stockholders on or about April 12, 1996.

        A proxy received by management of the Company may be revoked by the stockholder giving the proxy at any time before it is exercised. However, mere attendance at the meeting will not itself have the effect of revoking the proxy. A stockholder may revoke his proxy by notification in writing (or in person if he attends the meeting) given to Howard C. Wadsworth, Vice President, Treasurer and Secretary of the Company, 2435 North Central Expressway, Richardson, Texas 75080. A proxy may also be revoked by proper execution of a proxy bearing a later date. A proxy in the accompanying form when properly executed and returned will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted in favor of the proposals set forth in the proxy.

        The Company's principal executive offices are located at 2435 North Central Expressway, Richardson, Texas 75080, and its telephone number is (214) 699-4000.

        The cost of preparing and mailing the proxy, Notice and Proxy Statement will be paid by the Company. In addition to mailing copies of this material to all stockholders, the Company has retained D.F. King & Co. to request banks and brokers to forward copies of such material to persons for whom they hold stock of the Company and to request authority for execution of the proxies. The Company will pay D.F. King & Co. a fee of $4,000, excluding expenses, and will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

        At the date of this Proxy Statement, the management of the Company does not know of any business to be presented at the meeting other than as set forth in the Notice accompanying this Proxy Statement. If any other business should properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such business in accordance with the judgment of the persons named in the proxy.

             COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

        The Board of Directors of the Company has fixed the close of business on March 29, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). At that date, there were outstanding 33,286,634 shares of Common Stock of the Company, and the holders thereof of record on that date will be entitled to one vote for each share held by them for each proposition to be presented at the meeting.

        As of March 29, 1996, all Directors and executive officers of the Company as a group owned beneficially an aggregate of 2,763,126 shares, representing approximately 8.30% of the outstanding shares of Common Stock of the Company. Such ownership amount includes 1,056,436 shares which can be acquired by Directors and executive officers of the Company pursuant to the exercise of outstanding stock options within 60 days of March 29, 1996.

        The following table sets forth information with respect to the shares of the Company's Common Stock owned of record or beneficially as of March 29, 1996, by all persons other than Directors and executive officers of the Company who own of record or are known by the Company to own beneficially more than 5% of such class of securities:

                Name and Address                        Type of           Number           Percent
                 of Stockholder                        Ownership         of Shares         of Class
                 --------------                        ---------         ---------         --------
             State of Wisconsin                         Beneficial        3,171,000           9.53%
             Investment Board (1)
             121 East Wilson Street
             Madison, Wisconsin  53703

             Cowen & Company                            Beneficial        2,044,600           6.14%
             Financial Square (2)
             New York, New York  10005

 (1) The information included herein was obtained from information contained in Amendment No. 7 to Schedule 13G, dated February 13, 1995, filed by the stockholder with the Securities and Exchange Commission ("SEC"), pursuant to the Securities Exchange Act of 1934 (the "1934 Act"). The State of Wisconsin Investment Board is a state government agency which manages public pension funds, subject to provisions comparable to ERISA.

(2) The information included herein was obtained from information in Schedule 13G, dated February 13, 1996, filed by the stockholder with the SEC, pursuant to the 1934 Act. Cowen & Company, as a broker-dealer and an investment advisor, holds a portion of such securities on behalf of its clients, none of whose individual interests exceeds five percent.

                             ELECTION OF DIRECTORS

     At the Annual Meeting of Stockholders of the Company, six Directors, constituting the entire Board of Directors of the Company (the "Board"), are to be elected by the holders of Common Stock to hold office until the next annual meeting of stockholders and thereafter until their respective successors are elected and qualified. All six nominees proposed by the Board for election by the holders of Common Stock are incumbent Directors. Although the Board does not contemplate that any of the nominees will be unable to serve, if such should occur prior to the meeting, proxies which do not withhold authority to vote for Directors will be voted for a substitute in accordance with the best judgment of the person or persons authorized by such proxies to vote.

     The enclosed form of proxy provides a means for stockholders to vote for all the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. Each properly executed proxy received in advance of the commencement of the meeting will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted for the nominees listed therein or as noted above for other nominees selected by the Board. Unless a stockholder who withholds authority votes in person at the meeting or votes by means of another proxy, the withholding of authority will have no effect upon the election of Directors because the Company's By-Laws provide that Directors are elected by a plurality of the votes cast. However, the shares held by each stockholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

NOMINEES FOR DIRECTORS

    The following table sets forth: (i) the name and age of each nominee listed in the enclosed form of proxy; (ii) the principal occupation of such nominee; (iii) the year during which such nominee first became a Director of the Company; and, (iv) the number of shares of Common Stock beneficially owned by such nominee as of March 29, 1996. Each nominee has sole voting power and sole investment power with respect to all or substantially all of the shares attributed to him.

                                                                               Shares of Common       Percent
                                                          Year First          Stock Beneficially      of Out-
                                                           Became a                Owned at          standing
     Name              Principal Occupation                Director    Age     March 29, 1996(1)       Shares
     ----              --------------------                --------    ---     -----------------       ------
John R. Barnes         Chairman of the Board,                1986      51         1,740,456            5.23%
                       President and Chief Executive
                       Officer of the Company (1)

Charles R. Cox         Industrial Group President            1995      53            10,000             *
                       Fluor Daniel, Inc., an
                       international services
                       company (2)

Preston A. Peak        President of P.A. Peak, Inc.,         1987      73            50,000             *
                       a general partner of
                       Dorchester Hugoton, Ltd.,
                       a natural gas production
                       partnership (3)

Sangwoo Ahn            General Partner of Morgan             1989      57           151,000             *
                       Lewis Githens & Ahn, L.P.
                       an investment banking firm (4)

James R. Whatley       Investments (5)                       1956      69           108,933             *

Ralph A. Rehm          President of NorthLake Consulting     1991      50            53,507             *
                       Company, a financial consulting
                       service firm (6)

- --------------------------
*Less than one percent.

(1) Shares listed include those beneficially owned by the person indicated or his spouse or children living at home, as well as those shares that are subject to options exercisable by such person within 60 days of March 29, 1996.
(2) Mr. Cox has held senior executive level positions for more than the past five years of his twenty-six year career with Fluor Daniel, Inc.
(3) Mr. Peak held the described position for more than the past five years.
(4) Mr. Ahn has been a partner of Morgan Lewis Githens & Ahn, L.P. for more than the past five years and currently serves as a director of Haynes International, Inc., ITI Technologies, Inc., PAR Technology Corporation, Quaker Fabric Corporation, and Stuart Entertainment, Inc.
(5) Mr. Whatley served as Chairman of the Board of Directors of the Company from February 1981 until April 1989 and currently serves as Chairman of the Board of Directors of First Heritage Bank N.A.
(6) Mr. Rehm has held the described position for more than the past 5 years (See: "Certain Transactions").

EXECUTIVE OFFICERS

    The following table sets forth the names, ages, positions with the Company and ownership of the Company's Common Stock for the executive officers of the Company.

                                                                              Shares of Common       Percent
                                                          Years of           Stock Beneficially      of Out-
                                                         Service in               Owned at          standing
    Name                       Office                      Office     Age     March 29, 1996(1)      Shares
    ----                       ------                      ------     ---     -----------------      ------
John R. Barnes         Chairman of the Board,                9         51         1,740,456           5.23%
                       President and Chief Executive
                       Officer of the Company

Jere M. Denton         Senior Vice President                 9         49           254,723             *

Edward D. Doherty      Senior Vice President                 7         60           292,434             *

Joseph P. Lahey        Senior Vice President (2)             --        49               -0-             *

Howard C. Wadsworth    Vice President, Treasurer             5         51            80,811             *
                        and Secretary

Tony M. Regan          Controller                            5         36            21,698             *


- --------------------------
*Less than one percent.

(1) Shares listed include those beneficially owned by the person indicated or his spouse or children living at home, as well as those shares that are subject to options exercisable by such person within 60 days of March 29, 1996.

(2) Mr. Lahey joined the Company in March 1996. From 1993 to 1996, Mr. Lahey was Senior Vice President of Liberty Technologies, Inc. and from 1988 to 1993 he served as President and Chief Executive Officer of Barnard and Burk Group Inc.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During 1995, the Board held ten meetings. Each incumbent Director attended more than 75% of the aggregate of the total number of such meetings and the total number of meetings held by all committees of the Board on which he served.

         The Board has an Audit Committee composed of Preston A. Peak (Chairman), Sangwoo Ahn and Ralph A. Rehm. The functions of the Audit Committee, which held two meetings during 1995, include planning and fee estimate approval for the annual audit of the Company's financial statements, review of the results of the examination by the Company's independent accountants of the Company's financial statements, and approval of any non-audit services performed by the Company's independent accountants and consideration of the effect of such non-audit services on the auditors' independence. The Board also has a standing Compensation Committee composed of James R. Whatley (Chairman), Charles R. Cox and Ralph A. Rehm. The function of the Compensation Committee, which met four times in 1995, is to establish and review the compensation programs for the executive officers of the Company and its subsidiaries and to formulate, recommend and implement incentive, stock option or other bonus plans or programs for the officers and key employees of the Company and its subsidiaries.

         The Board also has a Nominating Committee, composed of all of the non-employee Directors, which has the duty and responsibility to consider and recommend future nominees to the Board. The Nominating Committee also considers nominees recommended by stockholders of the Company. Such recommendations for 1997 nominees must be submitted in writing by December 1, 1996, to Howard C. Wadsworth, Vice President, Treasurer and Secretary of the Company, 2435 North Central Expressway, Richardson, Texas 75080. The submitted recommendations must be accompanied by a statement of qualifications of the recommended nominee and a letter from the nominee affirming that he will agree to serve as a Director of the Company if elected by the stockholders.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

         The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company paid for the fiscal years ended December 31, 1995, 1994 and 1993 to the chief executive officer and the four most highly compensated executive officers of the Company whose cash compensation in 1995 exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    Long Term
                                               Annual Compensation                 Compensation
                                              ---------------------                ------------
                                                                                                      All Other
       Name and                                    Salary           Bonus            Number of       Compensation
  Principal Position                Year            (1)              (2)           Options/SARS          (3)
  ------------------               -----          -------         ---------        ------------      ------------
John R. Barnes                      1995      $    313,296                                         $     7,788
Chairman of the Board,              1994           313,296                                               7,788
President and Chief                 1993           313,296                                               9,388
Executive Officer

Edward D. Doherty                   1995           190,633        $   133,100                            6,096
Senior Vice President               1994           180,417             40,000                            6,833
                                    1993           180,000             88,000                            7,442

Jere M. Denton                      1995           190,633              2,588                            7,674
Senior Vice President               1994           180,417             37,000                            7,674
                                    1993           180,000             12,000                            8,271
Howard C. Wadsworth                 1995           170,833                           30,000              3,288
Vice President,                     1994           150,833             25,000                            3,305
Treasurer and Secretary             1993           150,000                                               3,174

Tony M. Regan                       1995           101,667                           10,000              4,006
Controller


- ----------------------

(1) Includes compensation representing employee contributions to the Company's thrift, 401(k), and health benefits plans, as applicable.

(2)
      RepresenannuincentiboamounearndurtyeshowhiamounwpafollowiyeunleotherwinAmo
      un19incluadditionnon-recurrbonawaMessrDentWadswor$25,eathwearned during
      1993 and 1994, and were paid during 1994, for performance and effort in connection with a foreign assignment.

(3) Includes the Company's payments to its defined contribution thrift plan and the imputed value of Company-paid group term life insurance for coverage in excess of $50,000. The defined contribution plan covers all full-time domestic employees of the Company and allows for employee contributions of up to 12% of pay, which may be directed to a variety of investments. Contributions to the plan are matched by the Company with Common Stock at a rate of 50% for Company Common Stock investments and 25% for other investments. The Company also contributes the equivalent of an additional 2% of pay to the plan investment(s) of choice for each participant.

                 OPTIONS/SAR'S GRANTED DURING LAST FISCAL YEAR

                                             % of Total
                                              Granted                                      Computed Value Using
                        Number of Options/  To Employees    Exercise Price   Expiration     Black Scholes Option
      Name               SAR's Granted      During Year        ($/Share)        Date          Pricing Model (1)
      ----              ------------------  ------------    --------------   -----------      -----------------
Howard C. Wadsworth         30,000             17.1%            $1.75       March 21, 2005       $22,532

Tony M. Regan               10,000              5.7%            $2.50       June 15, 2005        $10,457


(1) The assumptions used in the above Black Scholes calculation include a five-year expected life for the options, stock price variance (volatility) based on weekly average variance for a five-year period, a risk free rate of return based on the 30 year U.S. Treasury bill rate for the expected option life and exercise of options at the end of the expected life of the options.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                       Number of Unexercised          Value of Unexercised
                                                       Options Held at Fiscal              In-the-Money
                            Shares                           Year End               Options at Fiscal Year End
                          Acquired on       Value    ---------------------------    --------------------------
     Name                 Exercise (1)    Realized   Exercisable   Unexercisable    Exercisable  Unexercisable
- ---------------           ------------    --------   -----------   -------------    -----------  -------------
John R. Barnes              -0-          $   -0-       315,000        135,000       $     -0-     $      -0-
Edward D. Doherty           -0-              -0-       250,000            -0-             -0-            -0-
Jere M. Denton              -0-              -0-       183,936            -0-          18,750            -0-
Howard C. Wadsworth         -0-              -0-        65,000         30,000             -0-         15,000
Tony M. Regan               -0-              -0-        15,000         10,000             -0-            -0-


(1) There were no options or SAR's exercised by the named executive officers during 1995.

DIRECTORS' FEES

    In 1995, each member of the Board of the Company who was not also an employee of the Company was paid an annual retainer of $20,000 in lieu of any attendance fees for board or committee meetings. Additionally, as of March 29, 1996, outside Directors had been granted non- qualified options to purchase a total of 190,000 shares of Common Stock at an average price of $3.11 per share, representing 100% of the fair market value of the Common Stock on the respective dates of grant. These options each provide for the expiration of such options at the end of 10 years from the date of grant or within three months after such person ceases to be a Director of the Company, whichever is sooner. At March 29, 1996, Messrs. Ahn, Peak and Whatley held options to purchase

50,000 shares each, Mr. Rehm held options to purchase 30,000 shares and Mr. Cox held options to purchase 10,000 shares of the Company's Common Stock.

CERTAIN TRANSACTIONS

    During 1995, Mr. Rehm, who is currently a Director of the Company and is standing for reelection, performed special foreign and other assignments on behalf of certain of the Company's subsidiaries. Mr. Rehm was paid a total of $54,500 in 1995 as remuneration for such services and he was reimbursed for appropriate travel expenses.

TERMINATION AGREEMENTS

    From time to time, the Company has entered into termination agreements with key employees of the Company and its subsidiaries which provide that the Company will pay into an escrow account an amount equal to the then current annual base salary of the employee if: (i) shares of Common Stock of the Company are acquired, other than directly from the Company, by one person or corporation who thereby becomes the owner of more than 10% of the issued and outstanding shares of the Company's Common Stock, or (ii) any shareholder or other person or corporation makes a tender offer for shares of the Company's Common Stock. If, after either of the foregoing events occurs, the employment of the employee terminates, voluntarily or involuntarily, for any reason other than for cause, disability, retirement at normal age, or death, the escrow agent will pay the escrowed sum to the employee immediately upon his demand, but only if: (i) a new director of the Company is elected who was not nominated by management of the Company, or (ii) more than 20% of the issued and outstanding shares of the Company's Common Stock is owned by one person or corporation other than a person who is a present officer or Director of the Company. In addition, Messrs. Barnes, Denton, Doherty, Lahey and Wadsworth have termination agreements which provide that in the event that their employment is terminated as a consequence of a change of control, the Company will pay each individual an amount equal to 299% of their average salary for the five years prior to the change of control as defined in the agreement. At present, a total of nine officers and other employees of the Company and its subsidiaries have entered into such termination agreements with the Company. If a change of control of the Company (as defined above) were to occur at the present time, an aggregate of $3,678,000 would be payable to these individuals.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Whatley and Rehm are both former executive officers of the Company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is responsible for establishing the types and levels of compensation for executive officers of the Company. The Compensation Committee (the "Committee") is composed of three independent, non-employee Directors, though Messrs. Whatley and Rehm have previously served as officers of the Company. Following review and approval by the Committee, decisions relating to executive compensation are typically reported to the full Board of Directors.

    The Committee has directed the preparation of this report and has approved its contents and its submission to the stockholders. As provided by the rules of the Securities and Exchange Commission (the "Commission"), this report is not deemed to be filed with the Commission nor incorporated by reference into any prior or future fillings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

    In the Committee's opinion, levels of executive compensation should generally be based upon the performance of the Company, the contributions of individual officers to such performance and in comparison to persons with comparable responsibilities in business enterprises similar in size or nature to the Company. The Committee believes that compensation plans should align executive compensation with returns to stockholders, giving due consideration to the achievement of both long-term and short-term objectives. Such compensation policies and practices have allowed the Company to attract, retain and motivate its key executives.

    The compensation of the executive officers of the Company consists primarily of base salaries and the opportunity to participate in certain incentive arrangements, including the 1994 Stock Incentive Plan (the "1994 Plan"), the grant of contractual non-qualified stock options and awards of the Company's Adjustable Rate Cumulative Class A Preferred Stock, Series C ("Series C Preferred"). Certain executive officers have also previously participated in the Company's 1984 Stock Option Plan (the "1984 Option Plan"), which expired by its own terms in March 1994. The value of these plan benefits is or was directly related to the future performance of the Company's Common Stock. Further, consistent with all other full-time Company employees, the Named Executive Officers are also eligible to participate in the Company's defined contribution thrift plan. The Committee believes that this plan encourages longer-term employment through gradual service-based vesting of Company contributions. The plan also provides an incentive to employees of the Company, including the Named Executive Officers, who elect to tie their own financial interests, in part, to those of the Company's stockholders by offering larger employer-matching contributions to employee contributions to the plan that are invested in the Company's Common Stock than employee contributions that are invested in other options provided under the plan.

    The base salaries of the Company's executive officers are based upon an assessment of each individual's performance, experience and other factors which are believed to be relevant in comparison with compensation data contained in published and well recognized surveys. The Committee believes that the salaries and total compensation of the Company's executive officers ranks within close proximity to the median level of most of the comparative data.

    In addition to the foregoing, three of the Company's executive officers, Messrs. Denton, Doherty and Lahey, are each eligible to receive, on a year to year basis, an incentive bonus based upon the actual results achieved, as compared to budget, in a given fiscal year by the subsidiaries of the Company that are under their respective direct supervision. These incentive arrangements have been extended to such executive officers for 1996. The Committee believes that an improvement in earnings from the prior year and a comparison of actual performance versus budget are appropriate standards for measuring subsidiary performance and directly links the individual participant's total potential remuneration with the accomplishment of established growth targets.

    As stated above, the Company's compensation system for its executive officers provides additional incentive for stock growth and total stockholder return through the use of plans whose benefits depend upon the performance of the Company's Common Stock. Stock options have been granted, from time to time, to executive officers and other employees of the Company pursuant to the 1984 Option Plan and the 1994 Stock Incentive Plan, primarily based upon the executive's or employee's ability to further the Company's future business objectives. The 1994 Stock Incentive Plan was adopted by the Company and approved by the stockholders to replace the 1984 Option Plan, which expired in 1994. Accordingly, while options under the 1984 Option Plan remain outstanding, no new options have been granted since 1994. Stock options under the 1994 Stock Incentive Plan were granted in 1995 to two of the Named Executive Officers, Messrs. Wadsworth and Regan, after the Committee had reviewed and taken into consideration their respective relative accountability, anticipated performance requirements and contributions to the Company. All outstanding options that have been granted pursuant to these plans were granted at not less than 100% of the fair market value of the Company's Common Stock on the dates such options were granted. Additionally, shares of the Company's Series C Preferred Stock were issued to certain executive officers of the Company in 1991, but no further awards have been made since then. The Committee believes that stock options, stock appreciation rights and stock grants are a desirable form of long-term compensation that closely connect the interests of management with stockholder value.

                                                      Compensation Committee


                                                      James R. Whatley, Chairman
                                                      Charles R. Cox
                                                      Ralph A. Rehm

PERFORMANCE GRAPH

         The following graph compares, for the period January 1, 1991 to December 31, 1995, the cumulative total stockholder return on the Common Stock of the Company with the New York Stock Exchange Market Index, an industry-base index prepared by Media General Financial Services, Inc. and a "peer group" index that had been used for stock performance graph comparison purposes in the Company's Proxy Statement for the 1994 and prior fiscal years. The industry-based index is comprised of companies that share the same Standard Industrial Classification ("SIC") code as the Company, which consists of companies that offer a diverse array of services and have comparable market capitalization to the Company. The former "peer group" companies are ABM Industries, Buckeye Partners LP, GATX Corp., Safety-Kleen Corp., Santa Fe Pacific Pipe Line Partners, L.P. and Team, Inc. The Company determined the selected SIC comparison to be more appropriate for inclusion in the stock performance graph as a result of the increased contribution by the Company's industrial services segment and the sale in 1995 of a portion of the units held by the Company (through its subsidiaries) in the pipeline and terminaling services partnership controlled by the Company. The graph assumes an initial investment of $100 and the reinvestment of all dividends.



                                   [GRAPH]



                      Kaneb Services, Inc.           MYSE Market Index         "Peer Group" Index             Industry Index
                        100.00                          100.00                     100.00                       100.00
1991                    117.24                          129.41                     108.59                       121.82
1992                     89.66                          135.50                     114.44                       101.05
1993                     79.31                          153.85                     113.75                        95.86
1994                     58.62                          150.86                     114.70                        67.44
1995                     67.41                          195.61                     128.87                        84.51

MARKET PRICE OF COMMON SHARES

         The closing price of the Company's Common Stock on the New York Stock Exchange on March 15, 1996 was $2.50 per share.

                              INDEPENDENT AUDITORS

         The Audit Committee of the Board of Directors of the Company has not met to select the principal accountants to audit the accounts of the Company for the calendar year ending December 31, 1996. Price Waterhouse, the Company's independent auditors for the calendar year ended December 31, 1995, has advised the Company that it will have in attendance at the Annual Meeting of Stockholders a representative who will respond to appropriate questions presented at such meeting regarding the Company's financial results and condition at the close of its most recent fiscal year. Representatives of the firm will be afforded an opportunity to make statements if they wish to do so.

                       PROPOSALS FOR NEXT ANNUAL MEETING

Any proposals of holders of Common Stock of the Company intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 1997 must be received by the Company, addressed to Howard C. Wadsworth, Vice President, Treasurer and Secretary of the Company, 2435 North Central Expressway, Richardson, Texas 75080, no later than December 1, 1996 to be included in the Proxy Statement and form of proxy relating to that meeting. If the date of the 1997 annual meeting is advanced by more than 30 calendar days or delayed by more than 90 calendar days from the date of the 1996 annual meeting to which this Proxy Statement relates, the Company will inform stockholders of such change and the date by which proposals of stockholders must be received.

                                 OTHER MATTERS

The Board of Directors knows of no other matters than those described above which are likely to come before the meeting. If any other matters properly come before the meeting, persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment on such matters. A copy of the Company's 1995 Annual Report is being mailed, concurrently with the mailing of this Proxy Statement, to stockholders who have not previously received a copy of the Annual Report.

                                              By Order of the Board of Directors



                                              John R. Barnes
                                              Chairman of the Board, President
                                              and Chief Executive Officer
Dated: April 12, 1996

                              KANEB SERVICES, INC.
             PROXY - ANNUAL MEETING OF STOCKHOLDERS - MAY 30, 1996
         This Proxy is solicited on behalf of the Board of Directors

    The undersigned hereby appoints JOHN R. BARNES and HOWARD C. WADSWORTH, and any one or both of them, with power of substitution in each, proxies for the undersigned, to represent the undersigned and to vote all the Common Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders to be held on May 30, 1996 at 9:00 a.m., Mountain Time, at 321 Seventeenth Street, Denver, Colorado 80202 or at any adjournment thereof.

    The Proxies are authorized to vote in their discretion upon all matters properly brought before the meeting, including any matter of which Management was not aware a reasonable time before the solicitation of this proxy.

   1.      Election of the six directors who are to be elected by the holders of Common Stock:  Sangwoo Ahn, John R. Barnes,
           Charles R. Cox, Preston A. Peak, Ralph A. Rehm and James R. Whatley

           [ ] FOR ALL NOMINEES                                                              [ ] WITHOUT AUTHORITY TO
               (except as marked below)                                                          VOTE FOR ALL NOMINEES LISTED

                       WITHHELD FOR THE FOLLOWING ONLY (WRITE THE NAME OF THE NOMINEE(S) ON THE SPACE BELOW)

                        ----------------------------------------------------------------------------------

   2.      To transact such other business as may properly come before the meeting or any adjournment thereof; all as more particularly described in the Proxy Statement, dated April 12, 1996, relating to such meeting, receipt of which is hereby acknowledged.

The shares represented by this proxy will be voted as directd by the stockholder. If no direction is made, this proxy will be voted FOR all Nominees.


                                                                                  --------------------------------------------------

                                                                                  --------------------------------------------------
                                                                                  Signature of Stockholder

                                                                                  Please mark, date and sign as your name(s)
                                                                                  appear(s) to the left and return it in the
                                                                                  enclosed envelope. If acting as an executor,
                                                                                  administrator, trustee, guardian, etc., you should
                                                                                  so indicate when signing. If the stockholder is
                                                                                  a corporation, please sign the full corporate
                                                                                  name, by duly authorized officer. If shares are
                                                                                  held jointly, each stockholder named should sign.

                                                                                  Dated                                , 1996
                                                                                        -------------------------------